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                                                                    Exhibit 8.2


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]





                                                               December 22, 2000


                                     UBS AG
                                  UBS Americas
                           PWG Capital Trusts I and II
                           Preferred Trust Securities


Ladies and Gentlemen:

                  We acted as counsel to Paine Webber Group Inc. ("PWG"), PWG Capital Trust I and PWG Capital Trust II (the latter two entities collectively, the "Trusts") in connection with issuances by the Trusts of Preferred Trust Securities (the "Trust Securities") in 1996 and 1997. On November 3, 2000, PWG merged into UBS Americas Inc. ("UBS Americas"), a wholly owned subsidiary of UBS AG. At that time, pursuant to a supplemental indenture (the "Supplemental Indenture"), UBS Americas succeeded to PWG as the issuer of the Junior Subordinated Debentures held by the Trusts. In addition, UBS Americas has, and UBS AG will, become the guarantor of certain aspects of the Trust Securities.

                  In that connection, as special tax counsel to UBS AG, UBS Americas and the Trusts, we have examined the Registration Statement on Form F-1 (the "Registration Statement") filed by UBS AG and UBS Americas with the Securities and Exchange Commission on the date hereof, and in particular the form of Prospectus for the Trust Securities forming a part of the Registration Statement (the "Trust Securities Prospectus"). We have also reviewed the
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Supplemental Indenture and such other documents as we have considered appropriate.

                  Based on the foregoing, in our opinion, the statements set forth in the Trust Securities Prospectus under the caption "Taxation" accurately describe the material United States federal income tax consequences to holders of the ownership and disposition of the Trust Securities, subject to the limitations described therein.

                  We do not express an opinion on any laws other than the income tax laws of the United States. In particular, we are not acting as counsel with respect to, and we are not opining on, any other portion of the Trust Securities Prospectus.

                  We know that we are referred to in the Trust Securities Prospectus under the caption "Taxation" and we hereby consent to such use of our name, as well as to the use of this letter as an exhibit to the Registration Statement.



                                               Very truly yours,


                                               /s/ Cravath, Swaine & Moore


UBS AG
    299 Park Avenue
        New York, NY 10171

UBS Americas Inc.
    677 Washington Boulevard
        Stamford, Connecticut 06901

PWG Capital Trust I
PWG Capital Trust II
    677 Washington Boulevard
        Stamford, Connecticut 06901